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                                  EXHIBIT 4.1

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                          REGISTRATION RIGHTS AGREEMENT


                           Dated as of March 13, 1996


                                     made by


                    AMERICAN RESTAURANT GROUP HOLDINGS, INC.


                                   in favor of


                        THE PURCHASERS REFERRED TO HEREIN



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                                TABLE OF CONTENTS

                                                                          Page
                                                                          ----


1.       Definitions......................................................  1

2.       Exchange Offer...................................................  3

3.       Shelf Registration...............................................  5

4.       Additional Interest..............................................  6

5.       Registration Procedures..........................................  8

6.       Registration Expenses............................................ 15

7.       Indemnification.................................................. 16

8.       Rules 144 and 144A............................................... 18

9.       Underwritten Registrations....................................... 18

10.      Miscellaneous.................................................... 19

         (a)      Remedies................................................ 19

         (b)      No Inconsistent Agreements.............................. 19

         (c)      Adjustments Affecting Registrable Securities............ 19

         (d)      Amendments and Waivers.................................. 19

         (e)      Notices................................................. 20

         (f)      Successors and Assigns.................................. 20

         (g)      Counterparts............................................ 20

         (h)      Headings................................................ 20

         (i)      Governing Law........................................... 20

         (j)      Severability............................................ 21

         (k)      Entire Agreement........................................ 21

         (l)      Securities Held by the Company or Its Affiliates........ 21


                                       -i-
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                          REGISTRATION RIGHTS AGREEMENT


                  THIS REGISTRATION RIGHTS AGREEMENT (the "Agreement"), dated as of March 13, 1996, is made by AMERICAN RESTAURANT GROUP HOLDINGS, INC., a Delaware corporation (the "Company"), in favor of the Purchasers referred to below.

                  WHEREAS, on the date hereof, the Company has issued an additional $17,000,000 aggregate principal amount of its 14% Senior Discount Debentures due 2005, Series A (such additional securities, the "Securities"); and

                  WHEREAS, this Agreement is made by the Company in favor of each Person which has purchased Securities on the date hereof (the "Purchasers") in order to induce such Purchasers to purchase the Securities;

                  NOW, THEREFORE, the Company hereby agrees with the Purchasers as follows:

1.       Definitions

                  As used in this Agreement, the following terms shall have the following meanings:

                  Additional Interest:  See Section 4.

                  Advice:  See Section 5.

                  Applicable Period:  See Section 2.

                  Closing Date:  The date of this Agreement.

                  Company: See the introductory paragraph to this Agreement.

                  Effectiveness Date:  The 90th day after the Filing
Date.

                  Effectiveness Period:  See Section 3.

                  Event Date:  See Section 4.

                  Exchange Act: The Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Exchange Offer:  See Section 2.

                  Exchange Registration Statement:  See Section 2.

                  Exchange Securities:  See Section 2.
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                  Filing Date:  The 30th day after the Closing Date.

                  Holder:  Any holder of Registrable Securities.

                  Indenture: The Indenture, dated as of December 1, 1993, between the Company and United States Trust Company of New York, as trustee, as amended by a First Supplemental Indenture dated as of the date hereof, pursuant to which the Securities are being issued, as further amended or supplemented from time to time in accordance with the terms thereof.

                  Initial Shelf Registration:  See Section 3.

                  Issuer:  The Company.

                  Participating Broker-Dealer:  See Section 2.

                  Person: An individual, trustee, corporation, partnership, joint stock company, trust, unincorporated association, union, business association, firm or other legal entity.

                  Prospectus: The prospectus included in any Registration Statement (including, without limitation, any prospectus subject to completion and a prospectus that includes any information previously omitted from a prospectus filed as part of an effective registration statement in reliance upon Rule 430A promulgated under the Securities Act), as amended or supplemented by any prospectus supplement, with respect to the terms of the offering of any portion of the Registrable Securities covered by such Registration Statement, and all other amendments and supplements to the Prospectus, including post-effective amendments, and all material incorporated by reference or deemed to be incorporated by reference in such Prospectus.

                  Purchasers:  See the recitals to this Agreement.

                  Registrable Securities: The Securities upon original issuance of the Securities and at all times subsequent thereto, until in the case of any such Securities, (i) a Registration Statement covering such Securities has been declared effective by the SEC and such Securities have been disposed of in accordance with such effective Registration Statement, (ii) such Securities are sold in compliance with Rule 144, or (iii) such Securities cease to be outstanding.

                  Registration Statement: Any registration statement of the Issuer, including, but not limited to, the Exchange Registration Statement, that covers any of the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus, amendments and supplements to such registration statement, including post-effective amendments, all exhibits, and all material incorporated by reference or deemed to be incorporated by reference in such registration statement.
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                                                                               3



                  Rule 144: Rule 144 under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144A) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  Rule 144A: Rule 144A under the Securities Act, as such Rule may be amended from time to time, or any similar rule (other than Rule 144) or regulation hereafter adopted by the SEC providing for offers and sales of securities made in compliance therewith resulting in offers and sales by subsequent holders that are not affiliates of an issuer of such securities being free of the registration and prospectus delivery requirements of the Securities Act.

                  Rule 415: Rule 415 under the Securities Act, as such Rule may be amended from time to time, or any similar rule or regulation hereafter adopted by the SEC.

                  SEC:  The Securities and Exchange Commission.

                  Securities:  See the recitals to this Agreement.

                  Securities Act: The Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

                  Shelf Notice:  See Section 2.

                  Shelf Registration:  See Section 3.

                  Subsequent Shelf Registration:  See Section 3.

                  TIA:  The Trust Indenture Act of 1939, as amended.

                  Trustee: The trustee under the Indenture and, if existent, the trustee under any indenture governing the Exchange
Securities.

                  Underwritten registration or underwritten offering: A registration in which securities of the Issuer or a Holder are sold to an underwriter for reoffering to the public.

2.       Exchange Offer

                  (a) The Issuer agrees to use its best efforts to file with the SEC as soon as practicable after the Closing Date, but in no event later than the Filing Date, an offer to exchange (the "Exchange Offer") any and all of the Registrable Securities for a like aggregate principal amount of debt securities of the Company which are substantially identical to the Securities (the "Exchange Securities") (and which are entitled to the benefits of the Indenture or a trust indenture which is identical to the Indenture (other than such changes to the
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Indenture or any such identical trust indenture as are necessary to comply with any requirements of the SEC to effect or maintain the qualification thereof under the TIA) and which, in either case, has been qualified under the TIA), except that the Exchange Securities shall have been registered pursuant to an effective Registration Statement under the Securities Act. The Exchange Offer will be registered under the Securities Act on the appropriate form (the "Exchange Registration Statement") and will comply with all applicable tender offer rules and regulations under the Exchange Act. The Issuer agrees to use its best efforts to (x) cause the Exchange Registration Statement to become effective under the Securities Act on or before the Effectiveness Date; (y) keep the Exchange Offer open for at least 30 days (or longer if required by applicable law) after the date that notice of the Exchange Offer is mailed to Holders; and (z) consummate the Exchange Offer on or prior to the 60th day following the date on which the Exchange Registration Statement is declared effective. Each Holder who participates in the Exchange Offer will be required to represent that any Exchange Securities received by it will be acquired in the ordinary course of its business, that at the time of the consummation of the Exchange Offer such Holder will have no arrangement or understanding with any person to participate in the distribution of the Exchange Securities, and that such Holder is not an affiliate of the Issuer within the meaning of the Securities Act.

                  (b) If requested by any Purchaser, the Issuer shall include within the Prospectus contained in the Exchange Registration Statement a section entitled "Plan of Distribution," reasonably acceptable to such Purchaser, which shall contain a summary statement of the positions taken or policies made by the Staff of the SEC with respect to the potential "underwriter" status of any broker-dealer that is the beneficial owner (as defined in Rule 13d-3 under the Exchange Act) of Exchange Securities received by such broker-dealer in the Exchange Offer (a "Participating Broker-Dealer"). Such "Plan of Distribution" section shall also allow the use of the prospectus by all persons subject to the prospectus delivery requirements of the Securities Act, including all Participating Broker-Dealers, and include a statement describing the means by which Participating Broker- Dealers may resell the Exchange Securities.

                  If requested by any Purchaser, the Issuer shall use its best efforts to keep the Exchange Registration Statement effective and to amend and supplement the Prospectus contained therein, in order to permit such Prospectus to be lawfully delivered by all persons subject to the prospectus delivery requirements of the Securities Act for such period of time as such persons must comply with such requirements in order to resell the Exchange Securities, provided that such period shall not exceed 180 days after consummation of the Exchange Offer (or such longer period if extended pursuant to the last paragraph of Section 5) (the "Applicable Period").

                  Interest on the Exchange Securities will accrue from the last interest payment date on which interest was paid on the Securities surrendered in exchange therefor or, if no interest has been paid on the Securities, from the date of original issue.

                  In connection with the Exchange Offer, the Issuer shall:
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                  (a) mail to each Holder a copy of the prospectus forming part of the Exchange Offer Registration Statement, together with an appropriate letter of transmittal and related documents;

                  (b) utilize the services of a Depositary for the Exchange Offer with an address in the Borough of Manhattan, The City of New York; and

                  (c) permit Holders to withdraw tendered Securities at any time prior to the close of business, New York time, on the last business day on which the Exchange Offer shall remain open.

                  As soon as practicable after the close of the Exchange Offer, the Issuer shall:

                         (i) accept for exchange all Securities tendered and not validly withdrawn pursuant to the Exchange Offer;

                         (ii) deliver to the Trustee for cancellation all Securities so accepted for exchange; and

                         (iii) cause the Trustee to authenticate and deliver promptly to each Holder of Securities, Exchange Securities equal in principal amount to the Securities of such Holder so accepted for exchange.

                  (c) If (1) prior to the consummation of the Exchange Offer, the Issuer or Holders of at least a majority in aggregate principal amount of the Registrable Securities reasonably determine in good faith that (i) the Exchange Securities would not, upon receipt, be tradeable by such Holders which are not affiliates of the Issuer without restriction under the Securities Act and without restrictions under applicable blue sky or state securities laws or
(ii) after conferring with counsel, the SEC is unlikely to permit the consummation of the Exchange Offer prior to the Effectiveness Date or (2) the Exchange Offer is commenced and not consummated within 180 days of the date hereof for any reason, then the Issuer shall promptly deliver to the Holders and the Trustee written notice thereof (the "Shelf Notice") and shall file an Initial Shelf Registration pursuant to Section 3. Following the delivery of a Shelf Notice to the Holders of Registrable Securities (in the circumstances contemplated by clauses (1) and (3) of the preceding sentence), the Issuer shall not have any further obligation to conduct the Exchange Offer under this Section 2.

3.       Shelf Registration

                  If a Shelf Notice is delivered as contemplated by Section 2(c), then:

                  (a) Initial Shelf Registration. The Issuer shall carefully prepare and file with the SEC a Registration Statement for an offering to be made on a continuous basis pursuant to Rule 415 covering all of the Registrable Securities (the "Initial Shelf Registration"). If the Issuer shall have not yet filed an Exchange Offer, the Issuer shall use its best efforts to file with the SEC the Initial Shelf Registration on or prior to the Filing
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Date. Otherwise, the Issuer shall use its best efforts to file with the SEC the
Initial Shelf Registration within 20 days of the delivery of the Shelf Notice. The Initial Shelf Registration shall be on Form S-1 or another appropriate form permitting registration of such Registrable Securities for resale by the Holders in the manner or manners designated by them (including, without limitation, one or more underwritten offerings). The Issuer shall not permit any securities other than the Registrable Securities to be included in the Initial Shelf Registration or any Subsequent Shelf Registration. The Issuer shall use its best efforts, as described in Section 5(b), to cause the Initial Shelf Registration to be declared effective under the Securities Act on or prior to the Effectiveness Date and to keep the Initial Shelf Registration continuously effective under the Securities Act until the date which is 36 months from the Effectiveness Date (subject to extension pursuant to the last paragraph of Section 5 hereof) (the "Effectiveness Period"), or such shorter period ending when (i) all Registrable Securities covered by the Initial Shelf Registration have been sold in the manner set forth and as contemplated in the Initial Shelf Registration or (ii) a Subsequent Shelf Registration covering all of the Registrable Securities has been declared effective under the Securities Act.

                  (b) Subsequent Shelf Registrations. If the Initial Shelf Registration or any Subsequent Shelf Registration ceases to be effective for any reason at any time during the Effectiveness Period (other than because of the sale of all of the Securities registered thereunder), the Issuer shall use its best efforts to obtain the prompt withdrawal of any order suspending the effectiveness thereof, and in any event shall within 45 days of such cessation of effectiveness amend the Shelf Registration in a manner reasonably expected to obtain the withdrawal of the order suspending the effectiveness thereof, or file an additional "shelf" Registration Statement pursuant to Rule 415 covering all of the Registrable Securities (a "Subsequent Shelf Registration"). If a Subsequent Shelf Registration is filed, the Issuer shall use its best efforts to cause the Subsequent Shelf Registration to be declared effective as soon as practicable after such filing and to keep such Registration Statement continuously effective for a period equal to the number of days in the Effectiveness Period less the aggregate number of days during which the Initial Shelf Registration or any Subsequent Shelf Registration was previously continuously effective. As used herein the term "Shelf Registration" means the Initial Shelf Registration and any Subsequent Shelf Registration.

                  (c) Supplements and Amendments. The Issuer shall promptly supplement and amend the Shelf Registration if required by the rules, regulations or instructions applicable to the registration form used for such Shelf Registration, if required by the Securities Act, or if requested by the holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement or by any underwriter of such Registrable Securities.

4.       Additional Interest

                  (a) The Issuer agrees with the Purchasers that the Holders of Registrable Securities will suffer damages if the Issuer fails to fulfill its obligations under Section 2 or Section 3 hereof and that it would not be feasible to ascertain the extent of such damages with precision. Accordingly, the Issuer agrees to pay additional interest on the Securities ("Additional Interest") under the circumstances and to the extent set forth below:
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                         (i) if the Exchange Registration Statement or the
         Initial Shelf Registration has not been filed on or prior to the Filing Date, then commencing on the day after the Filing Date, Additional Interest shall be accrued on the Securities over and above the accretion of original issue discount at a rate of .50% per annum;

                        (ii) if an Exchange Registration Statement or the Initial Shelf Registration is filed on or prior to the Filing Date and is not declared effective on or prior to the Effectiveness Date, then commencing on the day after the Effectiveness Date, Additional Interest shall be accrued on the Securities over and above the accretion of original issue discount at a rate of .50% per annum; and

                       (iii) if (A) the Company has not exchanged Exchange Securities for all Securities validly tendered in accordance with the terms of the Exchange Offer on or prior to 60 days after the date on which the Exchange Registration Statement was declared effective or (B) the Exchange Registration Statement ceases to be effective at any time prior to the time that the Exchange Offer is consummated or (C) the Initial Shelf Registration or any Subsequent Shelf Registration has been declared effective and such Shelf Registration ceases to be effective at any time during the Effectiveness Period or (D) a notice under Section 5(c)(v) with respect to a Shelf Registration Statement is effective or required to be effective at a time when the aggregate number of days in any 365 day period for which all such notices issued or required to be issued pursuant to Section 5(c)(v) have been or were required to be, in effect exceeds 60 days, whether or not consecutive, then Additional Interest shall be accrued on the Securities over and above the accretion of original issue discount at a rate of .50% per annum immediately following the (w) 61st day after such effective date, in the case of (A) above, or (x) the day the Exchange Registration Statement ceases to be effective in the case of (B) above, (y) the day such Shelf Registration ceases to be effective in the case of (C) above or (z) the date on which the 60-day limit is exceeded in the case of
         (D) above;

provided, however, that (1) upon the filing of the Exchange Registration Statement or the Initial Shelf Registration (in the case of (i) above), (2) upon the effectiveness of the Exchange Registration Statement or a Shelf Registration (in the case of (ii) above), or (3) upon the exchange of Exchange Securities for all Securities tendered (in the case of (iii)(A) above), or upon the effectiveness of the Exchange Registration Statement which had ceased to remain effective (in the case of (iii)(B) above), or upon the effectiveness of the Shelf Registration which had ceased to remain effective (in the case of (iii)(C) above) or, on the date on which a notice is issued, or required to be issued, pursuant to Section 5(c)(v) is no longer effective or required to be effective (in the case of (iii)(D) above), Additional Interest on the Securities as a result of such clause (i), (ii) or (iii) (or the relevant subclause thereof), as the case may be, shall cease to accrue.
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                  (b) The Issuer shall notify the Trustee within one business day after each and every date on which an event occurs in respect of which Additional Interest is required to be paid (an "Event Date"). Additional Interest shall be paid by depositing with the Trustee, in trust, for the benefit of the Holders thereof, on or before the semi-annual interest payment date provided in the Indenture (whether or not any interest other than Additional Interest is then payable on the Securities), immediately available funds in sums sufficient to pay the Additional Interest then due to Holders of Securities with respect to which the Trustee serves. The Additional Interest due shall be payable on each interest payment date to the record Holders of Securities who would be entitled to receive the interest payment to be made on such date as set forth in the Indenture. Each obligation to pay Additional Interest shall be deemed to accrue on the applicable Event Date.

5.       Registration Procedures

                  In connection with the registration of any Registrable Securities pursuant to Sections 2 or 3 hereof, the Issuer shall effect such registrations to permit the sale of such Registrable Securities in accordance with the intended method or methods of disposition thereof, and pursuant thereto the Issuer shall:

                  (a) Prepare and file with the SEC, as soon as practicable after the date hereof but in any event prior to the Filing Date, a Registration Statement or Registration Statements as prescribed by Section 2 or 3, and to use its best efforts to cause each such Registration Statement to become effective and remain effective as provided herein, provided that, if (1) such filing is pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, before filing any Registration Statement or Prospectus or any amendments or supplements thereto, the Issuer shall, if requested, furnish to and afford the Holders of the Registrable Securities and each such Participating Broker- Dealer, as the case may be, covered by such Registration Statement, their counsel and the managing underwriters, if any, a reasonable opportunity to review copies of all such documents (including copies of any documents to be incorporated by reference therein and all exhibits thereto) proposed to be filed (at least 5 business days prior to such filing). The Issuer shall not file any Registration Statement or Prospectus or any amendments or supplements thereto in respect of which the Holders must be afforded an opportunity to review prior to the filing of such document, if the Holders of a majority in aggregate principal amount of the Registrable Securities covered by such Registration Statement, or such Participating Broker-Dealer, as the case may be, their counsel, or the managing underwriters, if any, shall reasonably object.

                  (b) Prepare and file with the SEC such amendments and post-effective amendments to each Shelf Registration or Exchange Registration Statement, as the case may be, as may be necessary to keep such Registration Statement continuously effective for the Effectiveness Period or the Applicable Period, as the case may be; cause the related Prospectus to be supplemented by any required Prospectus supplement, and as so supplemented to be filed pursuant to Rule 424 (or any similar provisions then in force) under the Securities Act; and comply with the provisions of the Securities Act, the Exchange Act
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                                                                               9



and the rules and regulations of the SEC promulgated thereunder applicable to it with respect to the disposition of all securities covered by such Registration Statement as so amended or in such Prospectus as so supplemented and with respect to the subsequent resale of any securities being sold by a Participating Broker-Dealer covered by any such Prospectus; the Issuer shall be deemed not to have used its best efforts to keep a Registration Statement effective during the Applicable Period if it voluntarily takes any action that would result in selling Holders of the Registrable Securities covered thereby or Participating Broker-Dealers seeking to sell Exchange Securities not being able to sell such Registrable Securities or such Exchange Securities during that period unless (i) such action is required by applicable law, or (ii) such action is taken by the Issuer in good faith and for valid business reasons (not including avoidance of the Issuer's obligations hereunder), including the acquisition or divestiture of assets.

                  (c) If (1) a Shelf Registration is filed pursuant to Section
3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, notify the selling Holders of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel and the managing underwriters, if any, promptly (but in any event within two business days), and confirm such notice in writing, (i) when a Prospectus or any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective (including in such notice a written statement that any Holder may, upon request, obtain, without charge, one conformed copy of such Registration Statement or post-effective amendment including financial statements and schedules, documents incorporated or deemed to be incorporated by reference and exhibits), (ii) of the issuance by the SEC of any stop order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of any preliminary prospectus or the initiation of any proceedings for that purpose, (iii) if at any time when a prospectus is required by the Securities Act to be delivered in connection with sales of the Registrable Securities the representations and warranties of the Issuer contained in any agreement (including any underwriting agreement) contemplated by Section 5(n) below cease to be true and correct, (iv) of the receipt by the Issuer of any notification with respect to the suspension of the qualification or exemption from qualification of a Registration Statement or any of the Registrable Securities or the Exchange Securities to be sold by any
Participating Broker-Dealer for offer or sale in any jurisdiction, or the initiation or threatening of any proceeding for such purpose, (v) of the happening of any event or any information becoming known that makes any statement made in such Registration Statement or related Prospectus or any document incorporated or deemed to be incorporated therein by reference untrue in any material respect or that requires the making of any changes in such Registration Statement, Prospectus or documents so that, in the case of the Registration Statement, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein not misleading, and that in the case of the Prospectus, it will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and (vi) of
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                                                                              10



the Issuer's reasonable determination that a post-effective amendment to a Registration Statement would be appropriate.

                  (d) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, use its best efforts to prevent the issuance of any order suspending the effectiveness of a Registration Statement or of any order preventing or suspending the use of a Prospectus or suspending the qualification (or exemption from qualification) of any of the Registrable Securities or the Exchange Securities to be sold by any Participating Broker- Dealer, for sale in any jurisdiction, and, if any such order is issued, to use its best efforts to obtain the withdrawal of any such order at the earliest possible moment.

                  (e) If a Shelf Registration is filed pursuant to Section 3 and if requested by the managing underwriters, if any, or the Holders of a majority in aggregate principal amount of the Registrable Securities being sold in connection with an underwritten offering, (i) promptly incorporate in a prospectus supplement or post-effective amendment such information as the managing underwriters, if any, or such Holders or counsel reasonably request to be included therein, (ii) make all required filings of such prospectus supplement or such post-effective amendment as soon as practicable after the Company has received notification of the matters to be incorporated in such prospectus supplement or post-effective amendment, and (iii) supplement or make amendments to such Registration Statement.

                  (f) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, furnish to each selling Holder of Registrable Securities and to each such Participating Broker-Dealer who so requests and to counsel and each managing underwriter, if any, without charge, one conformed copy of the Registration Statement or Registration Statements and each post-effective amendment thereto, including financial statements and schedules, and, if requested, all documents incorporated or deemed to be incorporated therein by reference and all exhibits.

                  (g) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, deliver to each selling Holder of Registrable Securities, or each such Participating Broker-Dealer, as the case may be, their counsel, and the underwriters, if any, without charge, as many copies of the Prospectus or Prospectuses (including each form of preliminary prospectus) and each amendment or supplement thereto and any documents incorporated by reference therein as such Persons may reasonably request; and, subject to the last paragraph of this
Section 5, the Issuer hereby consents to the use of such Prospectus and each amendment or supplement thereto by each of the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, and the underwriters or agents, if any, and dealers (if any), in connection with the offering and sale of the Registrable Securities covered by or the sale by Participating Broker-Dealers of the Exchange Securities pursuant to such Prospectus and any amendment or supplement thereto.

                  (h) Prior to any public offering of Registrable Securities or any delivery of a Prospectus contained in the Exchange Registration Statement by any Participating Broker- Dealer who seeks to sell Exchange Securities during the Applicable Period, to use its best efforts to register or qualify, and to cooperate with the selling Holders of Registrable Securities or each such Participating Broker-Dealer, as the case may be, the underwriters, if any, and their respective counsel in connection with the registration or qualification (or exemption from such registration or qualification) of such Registrable Securities for offer and sale under the securities or Blue Sky laws of such jurisdictions within the United States as any selling Holder, Participating Broker-Dealer, or the managing underwriters reasonably request in writing, provided that where Exchange Securities held by Participating Broker-Dealers or Registrable Securities are offered other than through an underwritten offering, the Issuer agrees to cause its counsel to perform Blue Sky investigations and file registrations and qualifications required to be filed pursuant to this
Section 5(h); keep each such registration or qualification (or exemption therefrom) effective during the period such Registration Statement is required to be kept effective and do any and all other acts or things reasonably necessary or advisable to enable the disposition in such jurisdictions of the Exchange Securities held by Participating Broker-Dealers or the Registrable Securities covered by the applicable Registration Statement, provided that the Issuer shall not be required to (A) qualify generally to do business in any jurisdiction where it is not then so qualified, (B) take any action that would subject it to general service of process in any such jurisdiction where it is not then so subject or (C) subject itself to taxation in excess of a nominal dollar amount in any such jurisdiction.

                  (i) (i) If a Shelf Registration is filed pursuant to Section 3, cooperate with the selling Holders of Registrable Securities and the managing underwriters, if any, to facilitate the timely preparation and delivery of certificates representing Registrable Securities to be sold, which certificates shall not bear any restrictive legends and shall be in a form eligible for deposit with The Depository Trust Company; and enable such Registrable Securities to be in such denominations and registered in such names as the managing underwriters, if any, or Holders may reasonably request.

                  (j) Use its best efforts to cause the Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental agencies or authorities as may be necessary to enable the seller or sellers thereof or the underwriters, if any, to consummate the disposition of such Registrable Securities, except as may be required solely as a consequence of the nature of such selling Holder's business, in which case the Issuer will cooperate in all reasonable respects with the filing of such Registration Statement and the granting of such approvals.

                  (k) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, upon the occurrence of any event contemplated by paragraph 5(c)(v) or 5(c)(vi) above, as promptly as practicable prepare and (subject to Section 5(a) above) file with the SEC, at the expense of the Issuer, a supplement or post-effective amendment to the Registration Statement or a supplement to the related Prospectus or any document incorporated or deemed to be incorporated therein by reference, or file any other required document so that, as thereafter delivered to the purchasers of the Registrable Securities being sold thereunder or to the purchasers of the Exchange Securities to whom such Prospectus will be delivered by a Participating Broker-Dealer, any such Prospectus will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

                  (l) Prior to the effective date of the first Registration Statement relating to the Registrable Securities, (i) provide the Trustee with certificates for the Registrable Securities in a form eligible for deposit with The Depository Trust Company and (ii) provide a CUSIP number for the Registrable Securities.

                  (m) In connection with an underwritten offering of Registrable Securities pursuant to a Shelf Registration, enter into an underwriting agreement as is customary in underwritten offerings and take all such other actions as are reasonably requested by the managing underwriters in order to expedite or facilitate the registration or the disposition of such Registrable Securities, and in such connection, (i) make such representations and warranties to the underwriters, with respect to the business of the Issuer and its respective subsidiaries and the Registration Statement, Prospectus and documents, if any, incorporated or deemed to be incorporated by reference therein, in each case, as are customarily made by issuers to underwriters in underwritten offerings, and confirm the same if and when requested; (ii) obtain opinions of counsel to the Issuer and updates thereof in form and substance reasonably satisfactory to the managing underwriters, addressed to the underwriters covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by underwriters; (iii) obtain "cold comfort" letters and updates thereof in form and substance reasonably satisfactory to the managing underwriters from the independent certified public accountants of the Issuer (and, if necessary, any other independent certified public accountants of any subsidiary of the Issuer or of any business acquired by the Issuer for which financial statements and financial data are, or are required to be, included in the Registration Statement), addressed to each of the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters in connection with underwritten offerings and such other matters as are reasonably requested by underwriters as permitted by Statement on Auditing Standards No. 72; and (iv) if an underwriting agreement is entered into, the same shall contain indemnification provisions and procedures no less favorable than those set forth in Section 7 hereof (or such other provisions and procedures acceptable to Holders of a majority in aggregate principal amount of Registrable Securities covered by such Registration Statement and the managing underwriters or agents) with respect to all parties to be indemnified pursuant to said Section. The above shall be done at each closing under such underwriting agreement, or as and to the extent required thereunder.

                  (n) If (1) a Shelf Registration is filed pursuant to Section 3, or (2) a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 is required to be delivered under the Securities Act by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, make available for inspection by any selling Holder of such Registrable Securities being sold, or each such Participating Broker-Dealer, as the case may be, any underwriter participating in any such disposition of Registrable Securities, if any, and any attorney, accountant or other agent retained by any such selling Holder or each such Participating Broker-Dealer, as the case may be, or underwriter (collectively, the "Inspectors"), at the offices where normally kept, during reasonable business hours, all financial and other records, pertinent corporate documents and properties of the Issuer and its subsidiaries (collectively, the "Records") as shall be reasonably necessary to enable them to exercise any applicable due diligence responsibilities, and cause the officers, directors and employees of the Issuers and their respective subsidiaries to supply all information in each case reasonably requested by any such Inspector in connection with such Registration Statement. Records which the Issuer determines, in good faith, to be confidential and any Records which it notifies the Inspectors are confidential shall not be disclosed by the Inspectors unless (i) the disclosure of such Records is necessary to avoid or correct a misstatement or omission in such Registration Statement, (ii) the release of such Records is ordered pursuant to a subpoena or other order from a court of competent jurisdiction or (iii) the information in such Records has been made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to agree that information obtained by it as a result of such inspections shall be deemed confidential and shall not be used by it as the basis for any market transactions in the securities of the Issuer unless and until such is made generally available to the public. Each selling Holder of such Registrable Securities and each such Participating Broker-Dealer will be required to further agree that it will, upon learning that disclosure of such Records is sought in a court of competent jurisdiction, give notice to the Issuer and allow the Issuer to undertake appropriate action to prevent disclosure of the Records deemed confidential at their expense.

                  (o) Provide an indenture trustee for the Registrable Securities or the Exchange Securities, as the case may be, and cause the Indenture or the trust indenture provided for in Section 2(a), as the case may be, to be qualified under the TIA not later than the effective date of the Exchange Offer or the first Registration Statement relating to the Registrable Securities; and in connection therewith, cooperate with the trustee under any such indenture and the holders of the Registrable Securities, to effect such changes to such indenture as may be required for such indenture to be so qualified in accordance with the terms of the TIA; and execute, and use its best efforts to cause such trustee to execute, all documents as may be required to effect such changes, and all other forms and documents required to be filed with the SEC to enable such indenture to be so qualified in a timely manner.

                  (p) Comply with all applicable rules and regulations of the SEC and make generally available to its securityholders earnings statements satisfying the provisions of Section 11(a) of the Securities Act and Rule 158 thereunder (or any similar rule promulgated under the Securities Act) no later than 45 days after the end of any 12-month period (or 90 days after the end of any 12-month period if such period is a fiscal year) (i) commencing at the end of any fiscal quarter in which Registrable Securities are sold to underwriters in a firm commitment or best efforts underwritten offering and (ii) if not sold to underwriters in such an offering, commencing on the first day of the first fiscal quarter of the Company after the effective date of a Registration Statement, which statements shall cover said 12-month periods.

                  (q) If an Exchange Offer is to be consummated, upon delivery of the Registrable Securities by Holders to the Issuer (or to such other Person as directed by the Issuer) in exchange for the Exchange Securities, the Issuer shall mark, or caused to be marked, on such Registrable Securities that such Registrable Securities are being cancelled in exchange for the Exchange Securities; in no event shall such Registrable Securities be marked as paid or otherwise satisfied.

                  (r) Cooperate with each seller of Registrable Securities covered by any Registration Statement and each underwriter, if any, participating in the disposition of such Registrable Securities and their respective counsel in connection with any filings required to be made with the National Association of Securities Dealers, Inc. (the "NASD").

                  (s) Use its best efforts to take all other steps necessary to effect the registration of the Registrable Securities covered by a Registration Statement contemplated hereby.

                  The Issuer may require each seller of Registrable Securities or Participating Broker-Dealer as to which any registration is being effected to furnish to the Issuer such information regarding such seller or Participating Broker-Dealer and the distribution of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, as the Issuer may, from time to time, reasonably request. The Issuer may exclude from such registration the Registrable Securities of any seller or Participating Broker- Dealer who unreasonably fails to furnish such information within a reasonable time after receiving such request.

                  Each Holder of Registrable Securities and each Participating Broker-Dealer agrees by acquisition of such Registrable Securities or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, that, upon receipt of any notice from the Company of the happening of any event of the kind described in Section 5(c)(ii), 5(c)(iv), 5(c)(v), or 5(c)(vi), such Holder will forthwith discontinue disposition of such Registrable Securities covered by such Registration Statement or

Prospectus or Exchange Securities to be sold by such Participating Broker-Dealer, as the case may be, until such holder's receipt of the copies of the supplemented or amended Prospectus contemplated by Section 5(k), or until it is advised in writing (the "Advice") by the Company that the use of the applicable Prospectus may be resumed, and has received copies of any amendments or supplements thereto. In the event the Company shall give any such notice, each of the Effectiveness Period and the Applicable Period shall be extended by the number of days during such periods from and including the date of the giving of such notice to and including the date when each seller of Registrable Securities covered by such Registration Statement or Exchange Securities to be sold by such Participating Broker- Dealer, as the case may be, shall have received (x) the copies of the supplemented or amended Prospectus contemplated by Section 5(k) or (y) the Advice.

6.       Registration Expenses

                  (a) All fees and expenses incident to the performance of or compliance with this Agreement by the Issuer shall be borne by the Issuer, whether or not the Exchange Offer or a Shelf Registration is filed or becomes effective, including, without limitation, (i) all registration and filing fees (including, without limitation, (A) fees with respect to filings required to be made with the NASD in connection with an underwritten offering and (B) fees and expenses of compliance with state securities or Blue Sky laws (including, without limitation, reasonable fees and disbursements of counsel in connection with Blue Sky qualifications of the Registrable Securities or Exchange Securities and determination of the eligibility of the Registrable Securities or Exchange Securities for investment under the laws of such jurisdictions (x) where the Holders of Registrable Securities are located, in the case of the Exchange Securities, or (y) as provided in Section 5(h), in the case of Registrable Securities or Exchange Securities to be sold by a Participating Broker-Dealer during the Applicable Period)), (ii) printing expenses (including, without limitation, expenses of printing certificates for Registrable Securities or Exchange Securities in a form eligible for deposit with The Depository Trust Company and of printing prospectuses if the printing of prospectuses is requested by the managing underwriters, if any, or, in respect of Registrable Securities or Exchange Securities to be sold by any Participating Broker-Dealer during the Applicable Period, by the Holders of a majority in aggregate principal amount of the Registrable Securities included in any Registration Statement or of such Exchange Securities, as the case may be), (iii) messenger, telephone and delivery expenses, (iv) fees and disbursements of counsel for the Company and fees and disbursements of special counsel for the sellers of Registrable Securities (subject to the provisions of Section 6(b)), (v) fees and disbursements of all independent certified public accountants referred to in
Section 5(n)(iii) (including, without limitation, the expenses of any special audit and "cold comfort" letters required by or incident to such performance),
(vi) the fees and expenses of any "qualified independent underwriter" or other independent appraiser participating in an offering pursuant to Section 3 of Schedule E to the By-laws of the National Association of Securities Dealers, Inc., but only where the need for such a "qualified independent underwriter" arises due to a relationship with the Company, (vii) rating agency fees, (viii) Securities Act liability insurance, if the Issuer desires such insurance, (ix) fees and expenses of all other Persons retained by the Issuer, (x) internal expenses of the Issuer (including, without limitation, all salaries and expenses of officers and employees of the Issuer performing legal or accounting duties),
(xi) the expense of any annual audit, (xii) the fees and expenses incurred in connection with the listing of the securities to be registered on any securities exchange and (xiii) the expenses relating to printing, word processing and distributing all Registration Statements, underwriting agreements, securities sales agreements, indentures and any other documents necessary in order to comply with this Agreement.

                  (b) In connection with any Shelf Registration hereunder, the Issuer, jointly and severally, shall reimburse the Holders of the Registrable Securities being registered in such registration for the reasonable fees and disbursements of not more than one counsel (in addition to appropriate local counsel) chosen by the Holders of a majority in aggregate principal amount of the Registrable Securities to be included in such Registration Statement and other out-of-pocket expenses of the Holders of Registrable Securities incurred in connection with the registration of the Registrable Securities.

7.       Indemnification

                  In the event of a Shelf Registration or in connection with any delivery of a Prospectus contained in an Exchange Registration Statement filed pursuant to Section 2 by any Participating Broker-Dealer who seeks to sell Exchange Securities during the Applicable Period, the Issuer agrees to indemnify and hold harmless each Holder of Registrable Securities and each Participating Broker-Dealer selling Exchange Securities during the Applicable Period, the officers and directors of each such person, and each person, if any, who controls any such person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act (each, a "Participant"), from and against any and all losses, claims, damages and liabilities (including, without limitation, the reasonable legal fees and other expenses actually incurred in connection with any suit, action or proceeding or any claim asserted) caused by, arising out of or based upon any untrue statement or alleged untrue statement of a material fact contained in any Registration Statement or Prospectus (as amended or supplemented if the Company shall have furnished any amendments or supplements thereto) or any preliminary prospectus, or caused by, arising out of or based upon any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, except insofar as such losses, claims, damages or liabilities are caused by any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with information relating to any Participant furnished to the Issuer in writing by such Participant expressly for use therein; provided that the foregoing indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Participant (or to the benefit of any person controlling such Participant) from whom the person asserting any such losses, claims, damages or liabilities purchased Registrable Securities or Exchange Securities if such untrue statement or omission or alleged untrue statement or omission made in such preliminary prospectus is eliminated or remedied in the related Prospectus (as amended or supplemented if the Issuer shall have furnished any amendments or supplements thereto) and a copy of the related Prospectus (as so amended or supplemented) shall not have been furnished to such person at or prior to the sale of such Registrable Securities or Exchange Securities, as the case may be.

                  Each Participant agrees, severally and not jointly, to indemnify and hold harmless the Issuer, its directors and officers and each person who controls the Issuer within the meaning of Section 15 of the Securities Act or Section 20 of the Exchange Act to the same extent as the foregoing indemnity from the Issuer to each Participant, but only with reference to information relating to such Participant furnished to the Issuer in writing by such Participant expressly for use in any Registration Statement or Prospectus, any amendment or supplement thereto, or any preliminary prospectus. The liability of any Participant under this paragraph shall in no event exceed the proceeds received by such Participant from sales of

Registrable Securities giving rise to such obligations. In connection with any underwritten public offering the underwriting agreement shall include customary indemnification of the Company by the underwriters.

                  If any suit, action, proceeding (including any governmental or regulatory investigation), claim or demand shall be brought or asserted against any person in respect of which indemnity may be sought pursuant to either of the two preceding paragraphs, such person (the "Indemnified Person") shall promptly notify the person against whom such indemnity may be sought (the "Indemnifying Person") in writing, and the Indemnifying Person, upon request of the Indemnified Person, shall retain counsel reasonably satisfactory to the Indemnified Person to represent the Indemnified Person and any others the Indemnifying Person may reasonably designate in such proceeding and shall pay the reasonable fees and expenses actually incurred by such counsel related to such proceeding. In any such proceeding, any Indemnified Person shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such Indemnified Person unless (i) the Indemnifying Person and the Indemnified Person shall have mutually agreed in writing to the contrary, (ii) the Indemnifying Person has failed within a reasonable time to retain counsel reasonably satisfactory to the Indemnified Person or (iii) the named parties in any such proceeding (including any impleaded parties) include both the Indemnifying Person and the Indemnified Person and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the Indemnifying Person shall not, in connection with any proceeding or related proceeding in the same jurisdiction, be liable for the fees and expenses of more than one separate firm (in addition to any local counsel) for all Indemnified Persons, and that all such fees and expenses shall be reimbursed as they are incurred. Any such separate firm for the Participants and such control persons of Participants shall be designated in writing by Participants who sold a majority in interest of Registrable Securities sold by all such Participants and any such separate firm for the Issuer, its directors, its officers and such control persons of the Issuer shall be designated in writing by the Issuer. The Indemnifying Person shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the Indemnifying Person agrees to indemnify any Indemnified Person from and against any loss or liability by reason of such settlement or judgment. No Indemnifying Person shall, without the prior written consent of the Indemnified Person, effect any settlement of any pending or threatened proceeding in respect of which any Indemnified Person is or could have been a party and indemnity could have been sought hereunder by such Indemnified Person, unless such settlement includes an unconditional release of such Indemnified Person from all liability on claims that are the subject matter of such proceeding.

                  If the indemnification provided for in the first and second paragraphs of this Section 7 is unavailable to an Indemnified Person in respect of any losses, claims, damages or liabilities referred to therein, then each Indemnifying Person under such paragraphs, in lieu of indemnifying such Indemnified Person thereunder, shall contribute to the amount paid or payable by such Indemnified Person as a result of such losses, claims, damages or liabilities in such proportion as is appropriate to reflect the relative fault of the Issuer on the one hand and the Participants on the other in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative fault of the Issuer on the one hand and the Participants on the other shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Issuer or by the Participants and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

                  The parties agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Participants were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in the immediately preceding paragraph. The amount paid or payable by an Indemnified Person as a result of the losses, claims, damages and liabilities referred to in the immediately preceding paragraph shall be deemed to include, subject to the limitations set forth above, any reasonable legal or other expenses actually incurred by such Indemnified Person in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 7, in no event shall a Participant be required to contribute any amount in excess of the amount by which proceeds received by such Participant from sales of Registrable Securities exceeds the amount of any damages that such Participant has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

                  The indemnity and contribution agreements contained in this
Section 7 will be in addition to any liability which the Indemnifying Persons may otherwise have to the Indemnified Persons referred to above.

8.       Rules 144 and 144A

                  The Issuer covenants that it will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the SEC thereunder in a timely manner and, if at any time the Issuer is not required to file such reports, it will, upon the request of any Holder of Registrable Securities, make publicly available other information so long as necessary to permit sales pursuant to Rule 144 and Rule 144A under the Act. The Issuer further covenants that it will take such further action as any Holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such Holder to sell Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by (a) Rule 144 and Rule 144A under the Act, as such Rules may be amended from time to time, or (b) any similar rule or regulation hereafter adopted by the SEC.

9.       Underwritten Registrations

                  If any of the Registrable Securities covered by any Shelf Registration are to be sold in an underwritten offering, the investment banker or investment bankers and manager or managers that will manage the offering will be selected by the Holders of a majority in aggregate principal amount of such Registrable Securities included in such offering and reasonably acceptable to the Issuer.

                  No Holder of Registrable Securities may participate in any underwritten registration hereunder unless such Holder (a) agrees to sell such Holder's Registrable Securities on the basis provided in any underwriting arrangements approved by the Persons entitled hereunder to approve such arrangements and (b) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements.

10.      Miscellaneous

                  (a) Remedies. In the event of a breach by the Issuer of any of its obligations under this Agreement, each Holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or in the Indenture, or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Issuer agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any of the provisions of this Agreement and hereby further agrees that, in the event of any action for specific performance in respect of such breach, it shall waive the defense that a remedy at law would be adequate.

                  (b) No Inconsistent Agreements. The Issuer has not, as of the date hereof, the Issuer shall not, after the date of this Agreement, enter into any agreement with respect to any of its securities that is inconsistent with the rights granted to the Holders of Registrable Securities in this Agreement or otherwise conflicts with the provisions hereof. The Issuer has not entered and will not enter into any agreement with respect to any of its securities which will grant to any Person piggy-back rights with respect to a Registration Statement.

                  (c) Adjustments Affecting Registrable Securities. The Company shall not, directly or indirectly, take any action with respect to the Registrable Securities as a class that would adversely affect the ability of the Holders of Registrable Securities to include such Registrable Securities in a registration undertaken pursuant to this Agreement.

                  (d) Amendments and Waivers. The provisions of this Agreement, including the provisions of this sentence, may not be amended, modified or supplemented, and waivers or consents to departures from the provisions hereof may not be given, unless the Issuer has obtained the written consent of Holders of at least a majority of the then outstanding aggregate principal amount of Registrable Securities. Notwithstanding the foregoing, a waiver or consent to depart from the provisions hereof with respect to a matter that relates exclusively to the rights of Holders of Registrable Securities whose securities are being sold pursuant to a Registration Statement and that does not directly or indirectly affect, impair, limit or compromise the rights of other Holders of Registrable Securities may be given by Holders of at least a majority in aggregate principal amount of the Registrable Securities being sold by such Holders pursuant to such Registration Statement, provided that the provisions of this sentence may not be amended, modified or supplemented except in accordance with the provisions of the immediately preceding sentence.

                  (e) Notices. All notices and other communications (including without limitation any notices or other communications to the Trustee) provided for or permitted hereunder shall be made in writing by hand-delivery, registered first-class mail, next-day air courier or telecopier:

                         (i) if to a Holder of Registrable Securities, at the most current address given by the Trustee to the Company; and

                         (ii) if to the Issuer, 450 Newport Center Drive, Newport Beach, California 92660, Attention: William J. McCaffrey, Jr., with a copy to Simpson Thacher & Bartlett, 425 Lexington Avenue, New York, New York 10017, Attention: Philip T. Ruegger III, Esq.

                  All such notices and communications shall be deemed to have been duly given: when delivered by hand, if personally delivered; five business days after being deposited in the mail, postage prepaid, if mailed; one business day after being timely delivered to a next-day air courier; and when receipt is acknowledged by the addressee, if telecopied.

                  Copies of all such notices, demands or other communications shall be concurrently delivered by the Person giving the same to the Trustee under the Indenture at the address specified in such Indenture.

                  (f) Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the successors and assigns of each of the parties, including without limitation and without the need for an express assignment, subsequent Holders of Registrable Securities. The Issuer agrees that the Purchasers and the other Holders of the Securities shall be third party beneficiaries to the agreements made hereunder by the Issuer, and that each Purchaser and each other Holder shall have the right to enforce such agreements directly to the extent it deems such enforcement necessary or advisable to protect its rights hereunder.

                  (g) Counterparts. This Agreement may be executed in any number of counterparts and by the parties hereto in separate counterparts, each of which when so executed shall be deemed to be an original and all of which taken together shall constitute one and the same agreement.

                  (h) Headings. The headings in this Agreement are for convenience of reference only and shall not limit or otherwise affect the meaning hereof.

                  (i) GOVERNING LAW. THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AS APPLIED TO CONTRACTS MADE AND PERFORMED WITHIN THE STATE OF NEW YORK, WITHOUT REGARD TO PRINCIPLES OF

CONFLICTS OF LAW. EACH OF THE PARTIES HERETO AGREES TO SUBMIT TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK IN ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT.

                  (j) Severability. If any term, provision, covenant or restriction of this Agreement is held by a court of competent jurisdiction to be invalid, illegal, void or unenforceable, the remainder of the terms, provisions, covenants and restrictions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and the parties hereto shall use their best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term, provision, covenant or restriction. It is hereby stipulated and declared to be the intention of the parties that they would have executed the remaining terms, provisions, covenants and restrictions without including any of such that may be hereafter declared invalid, illegal, void or unenforceable.

                  (k) Entire Agreement. This Agreement is intended by the parties as a final expression of their agreement, and is intended to be a complete and exclusive statement of the agreement and understanding of the parties hereto in respect of the subject matter contained herein and therein.

                  (l) Securities Held by the Company or Its Affiliates. Whenever the consent or approval of Holders of a specified percentage of Registrable Securities is required hereunder, Registrable Securities held by the Company or its affiliates (as such term is defined in Rule 405 under the Securities Act) shall not be counted in determining whether such consent or approval was given by the Holders of such required percentage.

                  IN WITNESS WHEREOF, the undersigned has executed this Agreement as of the date first written above.


                                       AMERICAN RESTAURANT GROUP HOLDINGS, INC.


                                       By /s/ WILLIAM J. McCAFFREY, JR.
                                          ------------------------------------
                                       Title: Vice President & Chief Financial
                                              Officer